CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2025, relating to the financial statements and financial highlights of Auer Growth Fund, a series of Unified Series Trust, which are included in Form N-CSR for the year ended November 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

March 27, 2025

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